Filed Pursuant to Rule 424(b)(3)

Registration No. 333-264374

PROSPECTUS SUPPLEMENT

(to Prospectus dated June 15, 2023)

Up to 12,045,000 Shares of Common Stock

and

Up to 72,934,201 Shares of Common Stock and

Up to 7,358,078 Warrants to Purchase Common Stock

Offered By the Selling Securityholders

This prospectus supplement is being filed to update and supplement the information contained in the prospectus dated June 15, 2023 (as supplemented or amended from time to time, the “Prospectus”), which forms a part of our Registration Statement on Form S-1 (Registration No. 333-264374). This prospectus supplement is being filed to update and supplement the information included or incorporated by reference in the Prospectus with the information contained in our Current Report on Form 8-K, filed with the Securities and Exchange Commission (the “SEC”) on August 11, 2023 (the “Form 8-K”). Accordingly, we have attached the Form 8-K to this prospectus supplement.

This prospectus supplement updates and supplements the information in the Prospectus and is not complete without, and may not be delivered or utilized except in combination with, the Prospectus. This prospectus supplement should be read in conjunction with the Prospectus and if there is any inconsistency between the information in the Prospectus and this prospectus supplement, you should rely on the information in this prospectus supplement.

Our Common Stock is listed on the NYSE American LLC (“NYSE American”) under the symbol “MIMO.” On August 10, 2023, the closing price of our Common Stock was $0.1537 per share. The Post-Combination $12.50 Warrants, Post-Combination $15.00 Warrants, Post-Combination $17.50 Warrants, and Public Warrants may be quoted and traded in the over-the-counter market under the ticker symbols “MIMOG,” “MIMOH,” “MIMOW,” and “MIMWW.” On August 10, 2023, the closing quotation for our Post-Combination $12.50 Warrants was $3.00, the closing quotation for our Post-Combination $15.00 Warrants was $0.03, the closing quotation for our Post-Combination $17.50 Warrants was $0.003, and the closing quotation for our Public Warrants was $0.002.

We are an “emerging growth company,” as that term is defined under the federal securities laws and, as such, are subject to certain reduced public company reporting requirements.

Investing in our securities involves risks that are described in the “Risk Factors” section beginning on page 7 of the Prospectus.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is August 11, 2023

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 11, 2023

Airspan Networks Holdings Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-39679	85-2642786
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

777 Yamato Road, Suite 310, Boca Raton, FL 33431
(Address of Principal Executive Offices) (Zip Code)

(561) 893-8670
(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	MIMO	NYSE American
Warrants, exercisable for shares of common stock at an exercise price of $12.50 per share	MIMO WSA	NYSE American
Warrants, exercisable for shares of common stock at an exercise price of $15.00 per share	MIMO WSB	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On August 11, 2023 (the “Effective Date”), Airspan Networks Holdings, Inc., a Delaware corporation (the “Company”), completed the previously announced sale (the “Transaction”) of Mimosa Networks, Inc., a Delaware corporation and a direct wholly-owned subsidiary of ANI (“Mimosa”) by Airspan Networks Inc., a Delaware corporation and a direct wholly-owned subsidiary of the Company (“ANI”) to Radisys Corporation, an Oregon corporation (“Buyer”), pursuant to the Stock Purchase Agreement, dated March 8, 2023, as amended on July 22, 2023 (the “Purchase Agreement”).

On the Effective Date, the Company also entered into the Consent and Partial Release and Amendment No. 1 to Loan Documents (the “Credit Agreement Amendment”), among the Company, ANI, certain other subsidiaries of the Company as guarantors, the lenders party thereto (collectively, the “Lenders”) and DBFIP ANI LLC (“Fortress”), as administrative agent and collateral agent (together with is successors and assigns in such capacities, the “Agent”). Pursuant to the Credit Agreement Amendment, (i) the Agent and the Lenders gave additional consents to the Transaction, (ii) the Agent released its security interest to the extent of the assets being sold in the Transaction, (iii) the Agent and the Lenders released Mimosa as a guarantor under the Note Purchase Agreement, and (iv) the parties amended the terms of the Second Amended and Restated Credit Agreement, dated May 18, 2023 (as further amended, amended and restated, restated, supplemented or otherwise modified from time to time prior to the Effective Date, the “Second A&R Credit Agreement”), among the Company, ANI, the Agent and certain Lenders and guarantors party thereto, to reflect the foregoing and the effects of the Transaction.

On the Effective Date, the Company also entered into the Consent and Partial Release and Fourth Amendment to Note Documents (the “NPA Amendment”), among the Company, ANI, certain other subsidiaries of the Company as guarantors, the purchasers party thereto (the “Purchasers”), and Fortress, as administrative agent and collateral agent (together with its successors and assigns in such capacities, the “Collateral Agent”). Pursuant to the NPA Amendment (i) the Collateral Agent and the Purchasers gave additional consents to the Transaction, (ii) the Collateral Agent released its security interest to the extent of the assets being sold in the Transaction, (iii) the Collateral Agent and the Purchasers released Mimosa as a guarantor under the Note Purchase Agreement, and (iv) the parties amended the terms of the Senior Secured Convertible Note Purchase and Guarantee Agreement, dated July 30, 2021 (as further amended, amended and restated, restated, supplemented or otherwise modified from time to time prior to the Effective Date, the “Note Purchase Agreement”), among the Company, ANI, the Collateral Agent, and certain Purchasers and guarantors party thereto, to reflect the foregoing and the effects of the Transaction.

The foregoing descriptions of the Credit Agreement Amendment and the NPA Amendment do not purport to be complete and are qualified in their entirety by reference to the full text of these documents, which are filed as Exhibits 10.1 and 10.2, respectively, hereto and are incorporated herein by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On the Effective Date, the Company also completed the previously announced sale of Mimosa by ANI to Buyer, pursuant to the Purchase Agreement.

Mathew Oommen, President of Reliance Jio Infocomm Limited, an affiliate of Buyer (“Reliance Jio”) is a member of the board of directors of the Company. Each of Reliance Jio and Buyer is a wholly-owned subsidiary of Jio Platforms Limited, an Indian company that is a subsidiary of Reliance Industries Limited. Reliance Jio Infocomm USA Inc., a wholly-owned subsidiary of Reliance Jio, is a shareholder of the Company. Reliance Jio was also one of the Company’s largest customers by revenue for the year ended December 31, 2022, primarily for products sold by Mimosa.

Mimosa provides wireless broadband solutions. Mimosa has a diverse portfolio of point-to-point and point-to-multi-point products based on WiFi 5 and the newer WiFi 6E technologies as well as related accessories, such as twist on antennas, PoE Injectors, etc. These solutions have use cases in the backhaul requirements for 5G and FTTX/ FWA rollouts.

Pursuant to the terms of the Purchase Agreement, ANI sold all of the issued and outstanding shares of common stock of Mimosa to Buyer for an aggregate purchase price of approximately $60 million in cash (subject to customary adjustments as set forth in the Purchase Agreement). The purchase price was determined based on negotiations between Buyer and ANI prior to signing the Purchase Agreement and is set forth in the Purchase Agreement, which was approved by a Special Committee of the Company’s Board of Directors. At the closing of the Transaction, $600,000 of the purchase price was deposited into an escrow account to satisfy post-closing indemnification obligations of ANI, which amount will be held in escrow for up to one year from the closing date of the Transaction. The Company used $45 million of the proceeds received by the Company in the Transaction to repay outstanding indebtedness under the Second A&R Credit Agreement and the Note Purchase Agreement.

At the closing of the Transaction, ANI and Mimosa entered into, among other agreements, a reseller agreement, pursuant to which Mimosa will provide certain Mimosa products for resale following the closing of the Transaction on the terms and conditions set forth therein; a transition services agreement, pursuant to which ANI will provide to Mimosa certain transition services following the closing of the Transaction on the terms and conditions set forth therein; and a license agreement pursuant to which ANI granted to Mimosa a non-exclusive license to ANI’s Netspan element management system and related tools on the terms and conditions set forth therein.

The above description of the Purchase Agreement and the Transaction is only a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on March 9, 2023 and incorporated herein by reference, and Amendment No. 1 to the Purchase Agreement, which was filed as Exhibit 2.2 to the Company’s Current Report on Form 8-K filed on July 25, 2023.

Item 7.01. Regulation FD Disclosure.

On August 11, 2023, the Company issued a press release announcing the closing of the Transaction. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated by reference herein.

In accordance with General Instruction B.2 of Form 8-K, the information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(b) Pro Forma Financial Information

The unaudited pro forma consolidated condensed financial information of Airspan Networks Holdings Inc. for the year ended December 31, 2022 and the six months ended June 30, 2023 required by this Item 9.01(b) will be filed by amendment.

(d) Exhibits

Exhibit Number	Description
2.1	Stock Purchase Agreement, dated as of March 8, 2023, by and among Airspan Networks Holdings Inc, Airspan Networks Inc., Mimosa Networks, Inc., and Radisys Corporation (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on March 9, 2023)

2.2	Amendment No. 1 to Stock Purchase Agreement, dated as of July 22, 2023 (incorporated by reference to Exhibit 2.2 to the Company’s Current Report on Form 8-K filed on July 25, 2023)

10.1	Consent and Partial Release and Amendment No. 1 to Loan Documents, dated as of August 11, 2023, among Airspan Networks Inc., Airspan Networks Holdings Inc., certain of its subsidiaries, as guarantors, the lenders party thereto and DBFIP ANI LLC, as administrative agent and collateral agent

10.2	Consent and Partial Release and Fourth Amendment to Note Documents, dated as of August 11, 2023, among Airspan Networks Inc., Airspan Networks Holdings Inc., certain of its subsidiaries, as guarantors, the purchasers party thereto and DBFIP ANI LLC, as collateral agent and trustee

99.1	Press Release dated August 11, 2023

104	Cover Page Interactive Data File

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 11, 2023	Airspan Networks Holdings Inc.

	By:	/s/ David Brant
David Brant
Senior Vice President, Chief Financial Officer, Treasurer and Secretary

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Exhibit 10.1

Execution Version

CONSENT AND PARTIAL RELEASE
AND AMENDMENT NO. 1 TO LOAN DOCUMENTS

August 11, 2023

Reference is hereby made to (a) that certain Limited Waiver and Consent, Second Amendment and Restatement of Credit Agreement and Reaffirmation of Loan Documents dated as of May 18, 2023 (the “Credit Agreement Wrapper”), by, among others, Airspan Networks Holdings Inc. (f/k/a New Beginnings Acquisition Corp.), a Delaware corporation (“Holdings”), Airspan Networks Inc., a Delaware corporation (“Borrower”), certain subsidiaries of Holdings as guarantors (the “Subsidiary Guarantors” and together with Borrower and Holdings, the “Loan Parties” and each, a “Loan Party”), the lenders party thereto (collectively, the “Lenders”) and DBFIP ANI LLC, a Delaware limited liability company (“Fortress”), as Administrative Agent and Collateral Agent on behalf of the Secured Parties thereunder (together with its successors and assigns in such capacities, the “Agent”) which among other things granted a conditional consent to effectuate the Divestiture Transaction on the Mimosa Closing Date (each as defined in the Credit Agreement Wrapper) and effectuated the Second Amended and Restated Credit Agreement (as the Second Amended and Restated Credit Agreement has been further amended, amended and restated, restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Credit Agreement”) and (b) the other Loan Documents. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement.

RECITALS

A. On March 8, 2023, Holdings entered into a Stock Purchase Agreement (as amended by that certain Amendment No. 1 to Stock Purchase Agreement dated as of July 22, 2023, the “Mimosa Purchase Agreement”) with Borrower, Mimosa Networks, Inc., a Delaware corporation and a direct wholly-owned subsidiary of Borrower (“Mimosa”), and Radisys Corporation, an Oregon corporation (“Buyer”), pursuant to which Borrower will sell all of the issued and outstanding shares of common stock of Mimosa to Buyer for an aggregate purchase price of approximately $60,000,000 in cash (subject to customary adjustments as set forth in the Mimosa Purchase Agreement) on the terms and subject to the conditions set forth in the Mimosa Purchase Agreement (the “Divestiture Transaction”).

B. In the Credit Agreement Wrapper, the Lenders and the Agent consented to the consummation of the Divestiture Transaction provided that certain conditions were met including the Consent Conditions (as defined in the Credit Agreement Wrapper) that a prepayment of the Obligations (as defined in each of the Note Purchase Agreement and the Credit Agreement) in an amount of not less than the Minimum Prepayment Amount (as defined in the Credit Agreement Wrapper). In furtherance thereof, the Loan Parties have:

(i)	delivered the certificates and information required by Section 2.2 of the Credit Agreement Wrapper and notified the Agent that the Divestiture Transaction will be consummated in a manner satisfying each of the Consent Conditions including a payment of $45,000,000 (the “Prepayment Amount”) which will be paid to the Agent and Note Agent for further distribution to the “Secured Parties” under and as defined in each of the Loan Documents and the Note Documents, to partially to pay fees and expenses in connection with the Loan Documents and Note Documents, to partially repay Obligations evidenced by the Loan Documents and “Obligations” evidenced by and as defined in the Note Documents, in each case, in accordance with their ratable share as more fully described in Exhibit A; and

(ii)	requested that the Agent:

a.	consent to the transfers of the intellectual property assets described on Exhibit B (the “Transferred Patents”) from Airspan IP Holdco LLC to Mimosa pursuant to the assignment agreement attached hereto as Exhibit B (the “Mimosa IP Transfers”) in order to effectuate the Divestiture Transaction; and

b.	provide evidence of the type described in Section 2.3 of the Credit Agreement Wrapper evidencing that upon the Agent’s and Note Agent’s (as defined in the Credit Agreement Wrapper, the “Note Agent”) receipt of the full Prepayment Amount in immediately available funds, the Agent will (at the Loan Parties’ sole expense):

I.	release or cause the release of (x) the Collateral Agent’s Lien on the Pledged Stock (as defined in the Security Agreement (as defined in each of the Credit Agreement and Note Purchase Agreement)) consisting of Equity Interests in Mimosa pursuant to Section 7.12 the Security Agreement, (y) Mimosa as a Guarantor under the Loan Documents and as a Grantor under the Collateral Documents to which Mimosa is a party, and the Collateral Agent’s Lien on the assets of Mimosa, and (z) the Collateral Agent’s Lien on the interests of Airspan IP Holdco LLC in the Transferred Patents ((x), (y), and (z) collectively, the “Released Assets”);

II.	authorize the Loan Parties (or their designees) to file (x) each of the UCC-3 termination statements with respect to Mimosa attached as Exhibit C and (y) each of the intellectual property security agreement terminations attached hereto as Exhibit D (the “IP Releases”); and

III.	deliver to (x) the Loan Parties (or their designees) Mimosa’s original stock certificates, duly endorsed in blank or accompanied by stock powers duly endorsed in blank (copies of which are attached as Exhibit E) (the “Possessory Collateral”) and (y) Pacific Western Bank (the “Depositary Bank”), the notice of termination of Control Agreement duly executed by the Collateral Agent in the form attached as Exhibit F (the “DACA Termination”) (the preceding subsections (ii)(a) and (b) are collectively referred to as the “Proposed Transactions”).

C. This letter agreement (this “Agreement”) is being entered into to provide the evidence, documentation and consents described in B(ii) above and in order to reaffirm the Obligations under each of the Loan Documents after giving effect to the Divestiture Transaction and release of the Released Assets and to make certain technical amendments to the Loan Documents to effectuate the Mimosa IP Transfers and the resignation of Mimosa as a guarantor and grantor.

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Agreement

The parties hereto hereby agree on behalf of the Secured Parties and each of the Loan Parties as follows:

I. Limited Release of Released Assets, Amendment and Consent.

A.	The Parties hereto consent to the Mimosa IP Transfers occurring on the Effective Date immediately prior to the consummation of the Divestiture Transaction (the “Limited Consent”) and, upon the Agent’s and Note Agent’s receipt of the Prepayment Amount in the account specified by the Agent to the Borrower in writing on or prior to the date hereof (the “Specified Account”) and the occurrence of the Effective Date (as defined in Section II hereof) (the “Partial Release Effective Time”): (a) the Agent’s security interests in, and Liens on, all Released Assets shall be automatically and irrevocably released and terminated; (b) Mimosa shall be automatically and irrevocably released and discharged as a guarantor and grantor under the Loan Documents, and the guarantee Mimosa provides thereunder and all obligations of Mimosa thereunder shall be automatically terminated, cancelled and of no further effect, and (c) the Loan Documents shall be amended such that, on and after the Effective Date, all references therein to “Guarantors”, “Grantors” and “Loan Parties” and terms of similar effect shall no longer include and be references to Mimosa and references therein to “Collateral” shall no longer include and be references to the Released Assets. The foregoing limited release, amendment and consent shall be limited precisely as written and relates solely to the matter specified above in the manner they exist on the date hereof and not to any other change in facts or circumstances occurring after the date hereof. Nothing in this Agreement shall be deemed to: (a) constitute a waiver of compliance by any Loan Party with respect to any other term, provision or condition of the Loan Documents, or any other instrument or agreement referred to therein or prejudice any right or remedy that the Agent or any other Secured Party may have or may in the future have; or (b) create any course of dealing or otherwise impair or prejudice any right or remedy that the Agent or any other Secured Party may now have or may have in the future under or in connection with the Loan Documents, or any other instrument or agreement referred to therein, with respect to any matter other than those specifically and expressly consented to above;

B.	At the Partial Release Effective Time, at the sole expense of the Loan Parties, the Agent shall (i) make available for pickup by Covington & Burling LLP (on behalf of Buyer, as designee of Borrower) at the offices of Fortress located at 1345 Avenue of the Americas, 26th Floor New York, NY 10105 the Possessory Collateral and (ii) email to the Depositary Bank (copying counsel for Borrower (mbode@cravath.com) and counsel for Buyer (ChHLee@cov.com)) an executed copy of the DACA Termination;

C.	Promptly following the Partial Release Effective Time (but in any case within five (5) Business Days after the Partial Release Effective Time), at the sole expense of the Loan Parties, the Agent shall deliver original copies of the duly executed IP Releases (copies of which are attached hereto as Exhibit D) to Cravath, Swaine & Moore LLC (as designee of the Borrower) at 825 Eighth Avenue, New York, New York, Attention: Marc Bode;

D.	As of the Partial Release Effective Time, the Loan Parties (and their designees) are authorized to file the Termination Statements and IP Releases; and

E.	From and after the Partial Release Effective Time, following the reasonable request of the Borrower, the Agent will execute and deliver such further instruments and documents (each in form and substance satisfactory to the Agent), and take such further action, at the sole expense of the Borrower, as necessary to evidence the release of the Released Assets and the consummation of the Divestiture Transaction.

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II. Effectiveness. The limited release, amendment and consent as set forth in Section I above shall become effective upon the Agent’s reasonable satisfaction with each of the following conditions precedent (the date of such satisfaction, the “Effective Date”):

A.	The Agent shall have received the following, each in form and substance satisfactory to the Agent:

1.	The counterparts to this Agreement, which shall be duly executed by the Loan Parties and the Agent;

2.	Evidence in form and substance reasonably satisfactory to the Agent that substantially contemporaneously with the effectiveness of this Agreement that the Prepayment Amount will be paid in accordance with Section I.A. above and that all fees and expenses of the Agent required to be paid or reimbursed by the Loan Parties on or prior to the Effective Date (including, without limitation, all fees and expenses of Sidley Austin LLP) shall in each case have been paid or reimbursed to the appropriate parties; and

3.	An executed copy of that certain Consent and Partial Release and Fourth Amendment to Note Documents, among the Loan Parties and Fortress, as Note Agent, in form and substance acceptable to the Agent in its sole discretion.

B.	Borrower shall have delivered a duly executed certificate of a Responsible Officer of Borrower (1) certifying and attaching supporting evidence that all conditions precedent to the Mimosa Closing Date have been satisfied in accordance with the terms set forth in the Mimosa Purchase Agreement and without waiver unless otherwise consented to in writing by the Agent in its sole discretion (which consent may be by email), and (2) attaching the final documentation evidencing the Divestiture Transaction, along with such other certificates, agreements, documents, and instruments, in each case as reasonably requested by the Agent and necessary to evidence or effectuate the Divestiture Transaction, each in form and substance satisfactory to the Agent in its sole discretion.

C.	The Borrower shall have deposited, or shall have caused to be deposited, the Prepayment Amount into the Specified Account, to prepay outstanding Obligations (as defined in each of the Credit Agreement and the Note Purchase Agreement) in part (inclusive of any accrued and unpaid interest).

D.	Evidence that all of the Consent Conditions set forth in the Credit Agreement Wrapper and the Third Amendment to Note Purchase Agreement shall have been satisfied and that both before and immediately after giving effect to this Agreement, no Default or Event of Default shall have occurred and be continuing or would result from the consummation of the Divestiture Transaction after giving effect to the Limited Consent contained in Section I above.

III. Representations and Warranties; Ratification of Obligations; Reaffirmation of Obligations. Each Loan Party hereby reaffirms that, except as expressly modified by this Agreement, each of the Loan Documents remains in full force and effect and is hereby reaffirmed, ratified and confirmed. Without limiting the foregoing, each Loan Party hereby (a) (i) expressly represents and warrants that each of the representations and warranties set forth in the Credit Agreement (including without limitation Article V thereof) and the other Loan Documents are true and correct in all material respects on and as of the date of this Agreement, except to the extent that such representations and warranties expressly relate to an earlier date, in which case such representations and warranties remain true and correct in all material respects as of such earlier date and, in the case of any of the foregoing, other than representations that are qualified by materiality, which are true and correct in all respects; (ii) no Default or Event of Default has occurred and is continuing; (iii) no event, change or condition has occurred since the Closing Date that has had or could reasonably be expected to have, a Material Adverse Effect and (b)(i) except with respect to Mimosa, confirms that its Obligations as amended, restated, supplemented or modified hereby under the Credit Agreement and the other Loan Documents constitute “Obligations” as defined in the Credit Agreement and that the Obligations entitled to the benefits of the pledges, guarantees and security, as applicable, set forth in the Loan Documents, in each case, as amended, restated, supplemented or modified immediately after giving effect to this Agreement; (iv) except with respect to Mimosa, reaffirms all Liens on the Collateral (other than with respect to the Liens released pursuant to this Agreement), and (v) confirms that both immediately before and immediately after giving effect to the transactions contemplated hereby, it is, and will be, Solvent and that it has not executed or delivered this Agreement or any of the other Loan Documents with actual intent to hinder, delay or defraud its present or future creditors.

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IV. Reference to and Effect on the Loan Documents. Except as expressly set forth herein, this Agreement shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of the Credit Agreement, Note Purchase Agreement or any other Loan Document, except as expressly provided for herein or (b) otherwise prejudice any right or remedy which the Agent or any Lender may now have or may have in the future under or in connection with any Loan Document. The Agent expressly reserves all of its rights, powers, privileges and remedies under the Credit Agreement and other Loan Documents and/or applicable law. No oral representations or course of dealing on the part of the Agent or any of its officers, employees or agents, and no failure or delay by the Agent with respect to the exercise of any right, power, privilege or remedy under any of the Credit Agreement, other Loan Documents or applicable law shall operate as a waiver thereof, and the single or partial exercise of any such right, power, privilege or remedy shall not preclude any later exercise of any other right, power, privilege or remedy. This letter agreement shall constitute a Loan Document and shall be construed in connection with and as part of the Loan Documents.

V. Release. In consideration of the foregoing amendments, the Loan Parties signatory hereto, and, to the extent the same is claimed by right of, through or under any Loan Party, for its past, present and future successors in title, representatives, assignees, agents, officers, directors and shareholders, does hereby and shall be deemed to have forever remised, released and discharged each of the Secured Parties, and their respective Affiliates, and any of the respective successors-in-title, legal representatives and assignees, past, present and future officers, directors, shareholders, trustees, agents, employees, consultants, experts, advisors, attorneys and other professionals and all other persons and entities to whom any Secured Party or any of its Affiliates would be liable if such persons or entities were found to be liable to the Loan Parties, or any one of them (collectively hereinafter the “Released Parties”), from any and all manner of action and actions, cause and causes of action, claims, charges, demands, counterclaims, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, damages, judgments, expenses, executions, liens, claims of liens, claims of costs, penalties, attorneys’ fees, or any other compensation, recovery or relief on account of any liability, obligation, demand or cause of action of whatever nature, whether in law, equity or otherwise (including without limitation those arising under 11 U.S.C. §§ 541-550 and interest or other carrying costs, penalties, legal, accounting and other professional fees and expenses, and incidental, consequential and punitive damages payable to third parties), whether known or unknown, fixed or contingent, joint and/or several, secured or unsecured, due or not due, primary or secondary, liquidated or unliquidated, contractual or tortious, direct, indirect, or derivative, asserted or unasserted, foreseen or unforeseen, suspected or unsuspected, now existing, heretofore existing or which may heretofore accrue against any of the Released Parties, whether held in a personal or representative capacity, and which are based on any act, fact, event or omission or other matter, cause or thing (each, a “Claim”) occurring at or from any time prior to and including the date hereof in any way, directly or indirectly arising out of, connected with or relating to this Agreement or the other Loan Documents, and the transactions contemplated hereby and thereby, and all other agreements, certificates, instruments and other documents and statements (whether written or oral) related to any of the foregoing. Each Loan Party acknowledges that the laws of many states provide substantially the following: “A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER must Have materially affected his or her settlement with the debtor.” Each Loan Party acknowledges that such provisions are designed to protect a person from waiving Claims which such person does not know exist or may exist. As to each and every Claim released hereunder, each Loan Party hereby represents that it has received the advice of legal counsel with regard to the releases contained herein, and having been so advised, agrees that it shall be deemed to waiver any such provision (including, without limitation, Section 1542 of the Civil Code of California), if any, pertaining to general releases after having been advised by their legal counsel with respect thereto.

VI. No Actions, Claims, Etc. Each Loan Party acknowledges and confirms that it has no knowledge of any actions, causes of action, claims, demands, damages or liabilities of whatever kind or nature, in law or in equity, against any Secured Party, in any case, arising from any action or failure of any Secured Party to act under this Agreement or any other Loan Document on or prior to the date hereof, or of any offset right, counterclaim or defense of any kind against any of its respective obligations, indebtedness or liabilities to any Secured Party or any of their Affiliates under this Agreement or any other Loan Document. Each Loan Party unconditionally releases, waives and forever discharges on its own behalf and on behalf of each of its subsidiaries and Affiliates (i) any and all liabilities, obligations, duties, promises or indebtedness of any kind of any Secured Party to such Loan Party, except the obligations required to be performed by any Secured Party or its Affiliates or agents under the Loan Documents on or after the date hereof and (ii) all claims, offsets, causes of action, suits or defenses of any kind whatsoever (if any), whether arising at law or in equity, whether known or unknown, which such Loan Party might otherwise have against any Secured Party in connection with this Agreement or the other Loan Documents or the transactions contemplated thereby, in the case of each of clauses (i) and (ii), on account of any past or presently existing condition, act, omission, event, contract, liability, obligation, indebtedness, claim, cause of action, defense, circumstance or matter of any kind.

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VII. Post- Effective Date Obligations. The Loan Parties shall deliver, or cause to be delivered, to the Agent, or otherwise complete to the Agent’s satisfaction, each of the items set forth below on or before the date specified therein (or, in each case, such later date agreed by the Agent in writing (which may be via email) in its sole discretion):

Description of Deliverable:	Due Date:
Copies of all filed termination statements and IP Releases	Thirty (30) calendar days after the Effective Date

VIII. Confirmation of Outstanding Obligations as of the Partial Release Effective Time. The parties hereto hereby acknowledge and agree that, as of the date hereof after giving effect to the payment of the Prepayment Amount as of the Partial Release Effective Time, and the application thereof in the manner set forth in Section 2.07 of the Credit Agreement, the outstanding Obligations then due and owing under the Loan Documents shall be as set forth on Annex I.

IX. Incorporation of Terms. The provisions of Section 1.02 (Other Interpretative Provisions), 12.01 (Notices), Section 12.02 (Governing Law; Submission to Jurisdiction), Section 12.03 (Jury Trial Waiver), Section 12.05 (APPOINTMENT OF PROCESS AGENT; SERVICE OF PROCESS), Section 12.06 (Borrower as Agent for Notice for Loan Parties), Section 13.01 (Successors and Assigns; Participations), Section 13.02 (Costs and Expenses; Indemnification), Section 13.05 (Amendments in Writing; Waiver; Integration), Section 13.06 (Counterparts), Section 13.07 (Survival) and Section 13.09 (Electronic Execution of Documents) of the Credit Agreement shall be incorporated into this Agreement as if set out in full in this Agreement and as if references in those sections to “this Agreement” are references to this Agreement.

VIII. Headings. The headings of this Agreement are for reference purposes only and shall not limit or otherwise affect the meaning thereof.

[signature pages follow]

6

IN WITNESS WHEREOF, the undersigned has caused this Agreement to be executed and made effective as of the date first written above:

DBFIP ANI LLC,
As Administrative Agent and Collateral Agent, on behalf of itself and the Requisite Lenders

By:	/s/ Timothy Bailey
Name:	Timothy Bailey
Title:	Treasurer

Signature Page to Consent and Partial Release
and Amendment No. 1 to Loan Documents

7

IN WITNESS WHEREOF, the undersigned has caused this Agreement to be executed and made effective as of the date first written above:

LOAN PARTIES:

AIRSPAN NETWORKS HOLDINGS INC.
(F/K/A NEW BEGINNINGS ACQUISITION CORP.),
as Holdings and a Loan Party

By:	/s/ David Brant
Name:	David Brant
Title:	Senior Vice President and Chief Financial Officer

AIRSPAN NETWORKS INC.,
as Borrower and a Loan Party

By:	/s/ David Brant
Name:	David Brant
Title:	Senior Vice President and Chief Financial Officer

AIRSPAN IP HOLDCO LLC,
as a Loan Party

By:	/s/ David Brant
Name:	David Brant
Title:	Senior Vice President and Chief Financial Officer

AIRSPAN NETWORKS (SG) INC.,
as a Loan Party

By:	/s/ David Brant
Name:	David Brant
Title:	Senior Vice President and Chief Financial Officer

Signature Page to Consent and Partial Release
and Amendment No. 1 to Loan Documents

8

MIMOSA NETWORKS, INC.,
as a Loan Party

By:	/s/ David Brant
Name:	David Brant
Title:	Senior Vice President and Chief Financial Officer

AIRSPAN COMMUNICATIONS LIMITED,
as a Loan Party

By:	/s/ David Brant
Name:	David Brant
Title:	Director

AIRSPAN NETWORKS LTD.,
as a Loan Party

By:	/s/ David Brant
Name:	David Brant
Title:	Director

AIRSPAN JAPAN KK,
as a Loan Party

By:	/s/ Steven P. Shipley
Name:	Steven P. Shipley
Title:	Representative Director

Signature Page to Consent and Partial Release
and Amendment No. 1 to Loan Documents

9

EXHIBIT A

OBLIGATIONS PREPAYMENT FLOW OF FUNDS

(attached)

10

EXHIBIT B

MIMOSA IP ASSIGNMENT AGREEMENT

(attached)

11

EXHIBIT C

UCC-3 TERMINATION STATEMENTS

(attached)

12

EXHIBIT D

intellectual property security agreement terminations

(attached)

13

EXHIBIT E

MIMOSA STOCK CERTIFICATES & STOCK TRANSFER FORMS

(attached)

14

EXHIBIT F

DACA TERMINATION LETTER

(attached)

15

ANNEX I

OUTSTANDING OBLIGATIONS AS OF THE PARTIAL RELEASE EFFECTIVE TIME

(attached)

16

Exhibit 10.2

Execution Version

CONSENT AND PARTIAL RELEASE
AND FOURTH AMENDMENT TO NOTE DOCUMENTS

August 11, 2023

Reference is hereby made to (a) that certain Senior Secured Convertible Note Purchase and Guarantee Agreement, dated as of July 30, 2021 (as modified by (i) the Limited Waiver and Consent under Senior Secured Convertible Note Purchase and Guarantee Agreement, dated as of November 2, 2021, (ii) the First Amendment and Waiver to Senior Secured Convertible Note Purchase and Guarantee Agreement and Other Note Documents, dated as of March 29, 2022, (iii) the Limited Consent letter agreement, dated as of March 31, 2022, (iv) the Limited Consent letter agreement, dated as of September 14, 2022, (v) the Second Amendment, Limited Waiver and Consent Under Senior Secured Convertible Note Purchase and Guarantee Agreement and Other Note Documents, dated as of November 14, 2022, and (vi) the Limited Waiver and Consent, Third Amendment to Senior Secured Convertible Note Purchase and Guarantee Agreement and Reaffirmation of Note Documents dated as of May 18, 2023 (the “Third Amendment”) and as the same has been further amended, amended and restated, restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Note Purchase Agreement”), by, among others, Airspan Networks Holdings Inc. (“Holdings”), as issuer (in such capacity, the “Issuer”), and certain subsidiaries of Holdings as guarantors (the “Subsidiary Guarantors” and together with Holdings, the “Note Parties” and each a “Note Party”), each of the purchasers party thereto, and DBFIP ANI LLC, a Delaware limited liability company (“Fortress”), as agent, collateral agent and trustee for the Secured Parties (Fortress, in such capacities together with its successors and assigns in such capacities, the “Collateral Agent”), and (b) the Convertible Notes and other Note Documents. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Note Purchase Agreement.

RECITALS

A. On March 8, 2023, Holdings entered into a Stock Purchase Agreement (as amended by that certain Amendment No. 1 to Stock Purchase Agreement dated as of July 22, 2023, the “Mimosa Purchase Agreement”) with Airspan Networks Inc. (“ANI”), Mimosa Networks, Inc., a Delaware corporation and a direct wholly-owned subsidiary of ANI (“Mimosa”), and Radisys Corporation, an Oregon corporation (“Buyer”), pursuant to which ANI will sell all of the issued and outstanding shares of common stock of Mimosa to Buyer for an aggregate purchase price of approximately $60,000,000 in cash (subject to customary adjustments as set forth in the Mimosa Purchase Agreement) on the terms and subject to the conditions set forth in the Mimosa Purchase Agreement (the “Divestiture Transaction”).

B. The Divestiture Transaction constitutes a Mandatory Prepayment Event (as defined in the Convertible Notes), pursuant to which the Note Parties have made a Mandatory Prepayment Offer (as defined in the Convertible Notes) to the Holders of the Convertible Notes to purchase Convertible Notes (or a portion thereof) in an amount equal to one hundred percent (100%) of the aggregate Convertible Notes’ Allocable Share (as defined in the Convertible Notes) of the Prepayment Amount (as defined below).

C. In the Third Amendment, the Holders and the Collateral Agent consented to the consummation of the Divestiture Transaction provided that certain conditions were met including the Consent Conditions (as defined in the Third Amendment) that a prepayment of the Obligations in an amount of not less than the Minimum Prepayment Amount (as defined in the Third Amendment). In furtherance thereof, the Note Parties have:

(i)	delivered the certificates and information required by Section 2.2 of the Third Amendment and notified the Collateral Agent that the Divestiture Transaction will be consummated in a manner satisfying each of the Consent Conditions including a payment of $45,000,000 (the “Prepayment Amount”) which will be paid to the Collateral Agent and Term Loan Agent (as defined in the Third Amendment, the “Term Loan Agent”) for further distribution to the “Secured Parties” under and as defined in each of the Note Documents and the Term Loan Documents, to partially to pay fees and expenses in connection with the Note Documents and Term Loan Documents, to partially repay each of the Obligations evidenced by the Note Documents and “Obligations” evidenced by and as defined in the Term Loan Documents, in each case, in accordance with their ratable share as more fully described in Exhibit A; and

(ii)	requested that the Collateral Agent:

a.	consent to the transfers of the intellectual property assets described on Exhibit B (the “Transferred Patents”) from Airspan IP Holdco LLC to Mimosa pursuant to the assignment agreement attached hereto as Exhibit B (the “Mimosa IP Transfers”) in order to effectuate the Divestiture Transaction; and

b.	provide evidence of the type described in Section 2.3 of that certain Limited Waiver and Consent, Second Amendment and Restatement of Credit Agreement and Reaffirmation of Loan Documents dated as of May 18, 2023 (the “Credit Agreement Wrapper”), and the Third Amendment evidencing that upon the Collateral Agent’s and Term Loan Agent’s receipt of the full Prepayment Amount in immediately available funds, the Collateral Agent will (at the Note Parties’ sole expense):

I.	release or cause the release of (x) the Collateral Agent’s Lien on the Pledged Stock (as defined in the Security Agreement (as defined in each of the Credit Agreement (as defined in the Credit Agreement Wrapper) and Note Purchase Agreement)) consisting of Equity Interests in Mimosa pursuant to Section 7.12 the Security Agreement, (y) Mimosa as a Guarantor under the Note Documents and as a Grantor under the Collateral Documents to which Mimosa is a party, and the Collateral Agent’s Lien on the assets of Mimosa, and (z) the Collateral Agent’s Lien on the interests of Airspan IP Holdco LLC in the Transferred Patents ((x), (y) and (z) collectively, the “Released Assets”);

II.	authorize the Note Parties (or their designees) to file (x) each of the UCC-3 termination statements with respect to Mimosa attached as Exhibit C and (y) each of the intellectual property security agreement terminations attached hereto as Exhibit D (the “IP Releases”); and

III.	deliver to (x) the Note Parties (or their designees) Mimosa’s original stock certificates, duly endorsed in blank or accompanied by stock powers duly endorsed in blank (copies of which are attached as Exhibit E) (the “Possessory Collateral”) and (y) Pacific Western Bank (the “Depositary Bank”), the notice of termination of Control Agreement duly executed by the Collateral Agent in the form attached as Exhibit F (the “DACA Termination”) (the preceding subsections (ii)(a) and (b) are collectively referred to as the “Proposed Transactions”).

D. This letter agreement (this “Agreement”) is being entered into to provide the evidence, documentation and consents described in C(ii) above and in order to reaffirm the Obligations under each of the Note Documents after giving effect to the Divestiture Transaction and release of the Released Assets and to make certain technical amendments to the Note Documents to effectuate the Mimosa IP Transfers and the resignation of Mimosa as a guarantor and grantor.

AGREEMENT

The parties hereto hereby agree on behalf of the Secured Parties and each of the Note Parties as follows:

I. Limited Release of Released Assets, Amendment and Consent.

1.	The Parties hereto consent to the Mimosa IP Transfers occurring on the Effective Date immediately prior to the consummation of the Divestiture Transaction (the “Limited Consent”) and, upon the Collateral Agent’s and Term Loan Agent’s receipt of the Prepayment Amount in the account specified by the Collateral Agent to the Issuer in writing on or prior to the date hereof (the “Specified Account”) and the occurrence of the Effective Date (as defined in Section II hereof) (the “Partial Release Effective Time”): (a) the Collateral Agent’s security interests in, and Liens on, all Released Assets shall be automatically and irrevocably released and terminated; (b) Mimosa shall be automatically and irrevocably released and discharged as a guarantor and grantor under the Note Documents, and the guarantee Mimosa provides thereunder and all obligations of Mimosa thereunder shall be automatically terminated, cancelled and of no further effect and (c) the Note Documents shall be amended such that, on and after the Effective Date, all references therein to “Guarantors”, “Grantors” and “Note Parties” and terms of similar effect shall no longer include and be references to Mimosa and references therein to “Collateral” shall no longer include and be references to the Released Assets. The foregoing limited release, amendment and consent shall be limited precisely as written and relates solely to the matter specified above in the manner they exist on the date hereof and not to any other change in facts or circumstances occurring after the date hereof. Nothing in this Agreement shall be deemed to: (a) constitute a waiver of compliance by any Note Party with respect to any other term, provision or condition of the Note Documents, or any other instrument or agreement referred to therein or prejudice any right or remedy that the Collateral Agent or any other Secured Party may have or may in the future have; or (b) create any course of dealing or otherwise impair or prejudice any right or remedy that Collateral Agent or any other Secured Party may now have or may have in the future under or in connection with the Note Documents, or any other instrument or agreement referred to therein, with respect to any matter other than those specifically and expressly consented to above;

2.	At the Partial Release Effective Time, at the sole expense of the Note Parties, the Collateral Agent shall (i) make available for pickup by Covington & Burling LLP (on behalf of Buyer, as designee of Issuer) at the offices of Fortress located at 1345 Avenue of the Americas, 26th Floor New York, NY 10105 the Possessory Collateral and (ii) email to the Depositary Bank (copying counsel for Issuer (mbode@cravath.com) and counsel for Buyer (ChHLee@cov.com)) an executed copy of the DACA Termination;

3.	Promptly following the Partial Release Effective Time (but in any case within five (5) Business Days after the Partial Release Effective Time), at the sole expense of the Note Parties, the Collateral Agent shall deliver original copies of the duly executed IP Releases (copies of which are attached hereto as Exhibit D) to Cravath, Swaine & Moore LLP (as designee of the Issuer) at 825 Eighth Avenue, New York, New York, Attention: Marc Bode;

4.	As of the Partial Release Effective Time, the Note Parties (and their designees) are authorized to file the Termination Statements and IP Releases; and

5.	From and after the Partial Release Effective Time, following the reasonable request of the Issuer, the Collateral Agent will execute and deliver such further instruments and documents (each in form and substance satisfactory to the Collateral Agent), and take such further action, at the sole expense of the Issuer, as necessary to evidence the release of the Released Assets and the consummation of the Divestiture Transaction.

II. Effectiveness. The limited release, amendment and consent as set forth in Section I above shall become effective upon the Collateral Agent’s reasonable satisfaction with each of the following conditions precedent (the date of such satisfaction, the “Effective Date”):

A.	The Collateral Agent shall have received the following, each in form and substance satisfactory to the Collateral Agent:

1.	The counterparts to this Agreement, which shall be duly executed by the Note Parties and the Collateral Agent;

2.	Evidence in form and substance reasonably satisfactory to the Collateral Agent that substantially contemporaneously with the effectiveness of this Agreement that the Prepayment Amount will be paid in accordance with Section I.A. above and that all fees and expenses of the Collateral Agent required to be paid or reimbursed by the Note Parties on or prior to the Effective Date (including, without limitation, all fees and expenses of Sidley Austin LLP) shall in each case have been paid or reimbursed to the appropriate parties; and

3.	An executed copy of that certain Consent and Partial Release and Amendment No. 1 to Loan Documents, among the Note Parties and Fortress, as Term Loan Agent, in form and substance acceptable to the Collateral Agent in its sole discretion.

B.	Issuer shall have delivered a duly executed certificate of a Responsible Officer of Issuer (1) certifying and attaching supporting evidence that all conditions precedent to the Mimosa Closing Date have been satisfied in accordance with the terms set forth in the Mimosa Purchase Agreement and without waiver unless otherwise consented to in writing by the Collateral Agent in its sole discretion (which consent may be by email), and (2) attaching the final documentation evidencing the Divestiture Transaction, along with such other certificates, agreements, documents, and instruments, in each case as reasonably requested by the Collateral Agent and necessary to evidence or effectuate the Divestiture Transaction, each in form and substance satisfactory to the Collateral Agent in its sole discretion.

C.	The Issuer shall have deposited, or shall have caused to be deposited, the Prepayment Amount into the Specified Account, to prepay outstanding Obligations (as defined in each of the Credit Agreement and the Note Purchase Agreement) in part (inclusive of any accrued and unpaid interest).

D.	Evidence that all of the Consent Conditions set forth in the Credit Agreement Wrapper and the Third Amendment shall have been satisfied and that both before and immediately after giving effect to this Agreement, no Default or Event of Default shall have occurred and be continuing or would result from the consummation of the Divestiture Transaction after giving effect to the Limited Consent contained in Section I above.

III. Representations and Warranties; Ratification of Obligations; Reaffirmation of Obligations. Each Note Party hereby reaffirms that, except as expressly modified by this Agreement, each of the Note Documents remains in full force and effect and is hereby reaffirmed, ratified and confirmed. Without limiting the foregoing, each Note Party hereby (a) (i) expressly represents and warrants that each of the representations and warranties set forth in the Note Purchase Agreement (including without limitation Section 3 thereof) and the other Note Documents are true and correct in all material respects on and as of the date of this Agreement, except to the extent that such representations and warranties expressly relate to an earlier date, in which case such representations and warranties remain true and correct in all material respects as of such earlier date and, in the case of any of the foregoing, other than representations that are qualified by materiality, which are true and correct in all respects; (ii) no Default or Event of Default has occurred and is continuing; (iii) no event, change or condition has occurred since the Closing Date that has had or could reasonably be expected to have, a Material Adverse Effect and (b)(i) except with respect to Mimosa, confirms that its Obligations as amended, restated, supplemented or modified hereby under the Note Purchase Agreement and the other Note Documents constitute “Obligations” as defined in the Note Purchase Agreement and that the Obligations entitled to the benefits of the pledges, guarantees and security, as applicable, set forth in the Note Documents, in each case, as amended, restated, supplemented or modified immediately after giving effect to this Agreement; (iv) except with respect to Mimosa, reaffirms all Liens on the Collateral (other than with respect to the Liens released pursuant to this Agreement), and (v) confirms that both immediately before and immediately after giving effect to the transactions contemplated hereby, it is, and will be, Solvent and that it has not executed or delivered this Agreement or any of the other Note Documents with actual intent to hinder, delay or defraud its present or future creditors.

IV. Reference to and Effect on the Note Documents. Except as expressly set forth herein, this Agreement shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of the Credit Agreement, Note Purchase Agreement or any other Note Document, except as expressly provided for herein or (b) otherwise prejudice any right or remedy which the Collateral Agent or any Holder may now have or may have in the future under or in connection with any Note Document. The Collateral Agent expressly reserves all of its rights, powers, privileges and remedies under the Note Purchase Agreement and other Note Documents and/or applicable law. No oral representations or course of dealing on the part of the Collateral Agent or any of its officers, employees or agents, and no failure or delay by the Collateral Agent with respect to the exercise of any right, power, privilege or remedy under any of the Credit Agreement, other Note Documents or applicable law shall operate as a waiver thereof, and the single or partial exercise of any such right, power, privilege or remedy shall not preclude any later exercise of any other right, power, privilege or remedy. This letter agreement shall constitute a Note Document and shall be construed in connection with and as part of the Note Documents.

V. Release. In consideration of the foregoing amendments, the Note Parties signatory hereto, and, to the extent the same is claimed by right of, through or under any Note Party, for its past, present and future successors in title, representatives, assignees, agents, officers, directors and shareholders, does hereby and shall be deemed to have forever remised, released and discharged each of the Secured Parties, and their respective Affiliates, and any of the respective successors-in-title, legal representatives and assignees, past, present and future officers, directors, shareholders, trustees, agents, employees, consultants, experts, advisors, attorneys and other professionals and all other persons and entities to whom any Secured Party or any of its Affiliates would be liable if such persons or entities were found to be liable to the Note Parties, or any one of them (collectively hereinafter the “Released Parties”), from any and all manner of action and actions, cause and causes of action, claims, charges, demands, counterclaims, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, damages, judgments, expenses, executions, liens, claims of liens, claims of costs, penalties, attorneys’ fees, or any other compensation, recovery or relief on account of any liability, obligation, demand or cause of action of whatever nature, whether in law, equity or otherwise (including without limitation those arising under 11 U.S.C. §§ 541-550 and interest or other carrying costs, penalties, legal, accounting and other professional fees and expenses, and incidental, consequential and punitive damages payable to third parties), whether known or unknown, fixed or contingent, joint and/or several, secured or unsecured, due or not due, primary or secondary, liquidated or unliquidated, contractual or tortious, direct, indirect, or derivative, asserted or unasserted, foreseen or unforeseen, suspected or unsuspected, now existing, heretofore existing or which may heretofore accrue against any of the Released Parties, whether held in a personal or representative capacity, and which are based on any act, fact, event or omission or other matter, cause or thing (each, a “Claim”) occurring at or from any time prior to and including the date hereof in any way, directly or indirectly arising out of, connected with or relating to this Agreement or the other Note Documents, and the transactions contemplated hereby and thereby, and all other agreements, certificates, instruments and other documents and statements (whether written or oral) related to any of the foregoing. Each Note Party acknowledges that the laws of many states provide substantially the following: “A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER must Have materially affected his or her settlement with the debtor.” Each Note Party acknowledges that such provisions are designed to protect a person from waiving Claims which such person does not know exist or may exist. As to each and every Claim released hereunder, each Note Party hereby represents that it has received the advice of legal counsel with regard to the releases contained herein, and having been so advised, agrees that it shall be deemed to waiver any such provision (including, without limitation, Section 1542 of the Civil Code of California), if any, pertaining to general releases after having been advised by their legal counsel with respect thereto.

VI. No Actions, Claims, Etc. Each Note Party acknowledges and confirms that it has no knowledge of any actions, causes of action, claims, demands, damages or liabilities of whatever kind or nature, in law or in equity, against any Secured Party, in any case, arising from any action or failure of any Secured Party to act under this Agreement or any other Note Document on or prior to the date hereof, or of any offset right, counterclaim or defense of any kind against any of its respective obligations, indebtedness or liabilities to any Secured Party or any of their Affiliates under this Agreement or any other Note Document. Each Note Party unconditionally releases, waives and forever discharges on its own behalf and on behalf of each of its subsidiaries and Affiliates (i) any and all liabilities, obligations, duties, promises or indebtedness of any kind of any Secured Party to such Note Party, except the obligations required to be performed by any Secured Party or its Affiliates or agents under the Note Documents on or after the date hereof and (ii) all claims, offsets, causes of action, suits or defenses of any kind whatsoever (if any), whether arising at law or in equity, whether known or unknown, which such Note Party might otherwise have against any Secured Party in connection with this Agreement or the other Note Documents or the transactions contemplated thereby, in the case of each of clauses (i) and (ii), on account of any past or presently existing condition, act, omission, event, contract, liability, obligation, indebtedness, claim, cause of action, defense, circumstance or matter of any kind.

VII. Post- Effective Date Obligations. The Note Parties shall deliver, or cause to be delivered, to the Collateral Agent, or otherwise complete to the Collateral Agent’s satisfaction, each of the items set forth below on or before the date specified therein (or, in each case, such later date agreed by the Collateral Agent in writing (which may be via email) in its sole discretion):

Description of Deliverable:	Due Date:
Copies of all filed termination statements and IP Releases	Thirty (30) calendar days after the Effective Date

VIII. Confirmation of Outstanding Obligations as of the Partial Release Effective Time. The parties hereto hereby acknowledge and agree that, as of the date hereof after giving effect to the payment of the Prepayment Amount as of the Partial Release Effective Time, and the application thereof in the manner set forth in Section 6.2(i) of the Note Purchase Agreement, the outstanding Obligations then due and owing under the Note Documents shall be as set forth on Annex I.

IX. Incorporation of Terms. The provisions of Section 9 (Indemnity), Section 12.1 (Notices), Section 12.2 (Governing Law), Section 12.3 (Jury Trial Waiver), Section 12.5 (Appointment of Process Agent; Service of Process); Section 12.6 (Issuer as Agent for Notice for the Guarantors); Section 14.5 (Survival), Section 14.11 (Successors and Assigns), Section 14.9 (Amendments), Section 14.16 (Counterparts), Section 14.28 (Interpretative Provisions) and Section 14.29 (Electronic Execution of Documents) of the Note Purchase Agreement shall be incorporated into this Agreement as if set out in full in this Agreement and as if references in those sections to “this Agreement” are references to this Agreement.

X. Headings. The headings of this Agreement are for reference purposes only and shall not limit or otherwise affect the meaning thereof.

[signature pages follow]

IN WITNESS WHEREOF, the undersigned has caused this Agreement to be executed and made effective as of the date first written above:

DBFIP ANI LLC, As Collateral Agent, on behalf of itself and the Required Holders

By:	/s/ Timothy Bailey
Name:	Timothy Bailey
Title:	Treasurer

Signature Page to Consent and Partial Release
and Fourth Amendment to Note Documents

IN WITNESS WHEREOF, the undersigned has caused this Agreement to be executed and made effective as of the date first written above:

NOTE PARTIES:

AIRSPAN NETWORKS HOLDINGS INC.
(F/K/A NEW BEGINNINGS ACQUISITION CORP.),
as Issuer and a Note Party

By:	/s/ David Brant
Name:	David Brant
Title:	Senior Vice President and Chief Financial Officer

AIRSPAN NETWORKS INC.,
as Borrower under the Credit Agreement a Note Party

By:	/s/ David Brant
Name:	David Brant
Title:	Senior Vice President and Chief Financial Officer

AIRSPAN IP HOLDCO LLC,
as a Note Party

By:	/s/ David Brant
Name:	David Brant
Title:	Senior Vice President and Chief Financial Officer

AIRSPAN NETWORKS (SG) INC.,
as a Note Party

By:	/s/ David Brant
Name:	David Brant
Title:	Senior Vice President and Chief Financial Officer

Signature Page to Consent and Partial Release
and Fourth Amendment to Note Documents

MIMOSA NETWORKS, INC.,
as a Note Party

By:	/s/ David Brant
Name:	David Brant
Title:	Senior Vice President and Chief Financial Officer

AIRSPAN COMMUNICATIONS LIMITED,
as a Note Party

By:	/s/ David Brant
Name:	David Brant
Title:	Director

AIRSPAN NETWORKS LTD.,
as a Note Party

By:	/s/ David Brant
Name:	David Brant
Title:	Director

AIRSPAN JAPAN KK,
as a Note Party

By:	/s/ Steven P. Shipley
Name:	Steven P. Shipley
Title:	Representative Director

Signature Page to Consent and Partial Release
and Fourth Amendment to Note Documents

EXHIBIT A

OBLIGATIONS PREPAYMENT FLOW OF FUNDS

(attached)

EXHIBIT B

MIMOSA IP ASSIGNMENT AGREEMENT

(attached)

EXHIBIT C

UCC-3 TERMINATION STATEMENTS

(attached)

EXHIBIT D

intellectual property security agreement terminations

(attached)

EXHIBIT E

MIMOSA STOCK CERTIFICATES & STOCK TRANSFER FORMS

(attached)

EXHIBIT F

DACA TERMINATION LETTER

(attached)

ANNEX I

OUTSTANDING OBLIGATIONS AS OF THE PARTIAL RELEASE EFFECTIVE TIME

(attached)

Exhibit 99.1

Airspan Networks Holdings Inc. Announces Closing of Mimosa Sale to Reliance Jio and Financing Transactions

BOCA RATON, Fla.--(BUSINESS WIRE)-- Airspan Networks Holdings Inc. (NYSE American: MIMO), which provides ground-breaking, disruptive software and hardware for 5G networks, and a pioneer in end-to-end Open RAN solutions, announced that on August 11, 2023 (the “Effective Date”), Airspan Networks Holdings Inc. (the “Company”) (NYSE American: MIMO) completed the previously announced sale (the “Transaction”) of Mimosa Networks Inc. (“Mimosa”) by Airspan Networks Inc., a Delaware corporation and a direct wholly-owned subsidiary of the Company (“ANI”) to Radisys Corporation, an Oregon corporation (“Buyer”), pursuant to the Stock Purchase Agreement, dated March 8, 2023, as amended on July 22, 2023 (the “Purchase Agreement”).

Pursuant to the terms of the Purchase Agreement, ANI sold all of the issued and outstanding shares of common stock of Mimosa to Buyer for an aggregate purchase price of approximately $60 million in cash (subject to customary adjustments as set forth in the Purchase Agreement). The purchase price was determined based on negotiations between Buyer and ANI prior to signing the Purchase Agreement and is set forth in the Purchase Agreement, which was approved by a Special Committee of the Company’s Board of Directors. At the closing of the Transaction, $600,000 of the purchase price was deposited into an escrow account to satisfy post-closing indemnification obligations of ANI, which amount will be held in escrow for up to one year from the closing date of the Transaction. The Company used $45 million of the proceeds received by the Company in the Transaction to repay outstanding indebtedness under the Second A&R Credit Agreement and the Note Purchase Agreement.

At the closing of the Transaction, ANI and Mimosa entered into, among other agreements, a reseller agreement, pursuant to which Mimosa will provide certain Mimosa products for resale following the closing of the Transaction on the terms and conditions set forth therein; a transition services agreement, pursuant to which ANI will provide to Mimosa certain transition services following the closing of the Transaction on the terms and conditions set forth therein; and a license agreement pursuant to which ANI granted to Mimosa a non-exclusive license to ANI’s Netspan element management system and related tools on the terms and conditions set forth therein.

Mathew Oommen, President of Reliance Jio Infocomm Limited, an affiliate of Buyer (“Reliance Jio”) is a member of the board of directors of the Company. Each of Reliance Jio and Buyer is a wholly-owned subsidiary of Jio Platforms Limited, an Indian company that is a subsidiary of Reliance Industries Limited. Reliance Jio Infocomm USA Inc., a wholly-owned subsidiary of Reliance Jio, is a shareholder of the Company. Reliance Jio was also one of the Company’s largest customers by revenue for the year ended December 31, 2022, primarily for products sold by Mimosa.

Mimosa provides wireless broadband solutions. Mimosa has a diverse portfolio of point-to-point and point-to-multi-point products based on WiFi 5 and the newer WiFi 6E technologies as well as related accessories, such as twist on antennas, PoE Injectors, etc. These solutions have use cases in the backhaul requirements for 5G and FTTX/ FWA rollouts.

On the Effective Date, the Company also entered into the Consent and Partial Release and Amendment No. 1 to Loan Documents (the “Credit Agreement Amendment”), among the Company, ANI, certain other subsidiaries of the Company as guarantors, the lenders party thereto (collectively, the “Lenders”) and DBFIP ANI LLC (“Fortress”), as administrative agent and collateral agent (together with is successors and assigns in such capacities, the “Agent”).  Pursuant to the Credit Agreement Amendment, (i) the Agent and the Lenders gave additional consents to the Transaction, (ii) the Agent released its security interest to the extent of the assets being sold in the Transaction, (iii) the Agent and the Lenders released Mimosa as a guarantor under the Note Purchase Agreement, and (iv) the parties amended the terms of the Second Amended and Restated Credit Agreement, dated May 18, 2023 (as further amended, amended and restated, restated, supplemented or otherwise modified from time to time prior to the Effective Date, the “Second A&R Credit Agreement”), among the Company, ANI, the Agent and certain Lenders and guarantors party thereto, to reflect the foregoing and the effects of the Transaction.

On the Effective Date, the Company also entered into the Consent and Partial Release and Fourth Amendment to Note Documents (the “NPA Amendment”), among the Company, ANI, certain other subsidiaries of the Company as guarantors, the purchasers party thereto (the “Purchasers”), and Fortress, as administrative agent and collateral agent (together with its successors and assigns in such capacities, the “Collateral Agent”).   Pursuant to the NPA Amendment (i) the Collateral Agent and the Purchasers gave additional consents to the Transaction, (ii) the Collateral Agent released its security interest to the extent of the assets being sold in the Transaction, (iii) the Collateral Agent and the Purchasers released Mimosa as a guarantor under the Note Purchase Agreement, and (iv) the parties amended the terms of the Senior Secured Convertible Note Purchase and Guarantee Agreement, dated July 30, 2021 (as further amended, amended and restated, restated, supplemented or otherwise modified from time to time prior to the Effective Date, the “Note Purchase Agreement”), among the Company, ANI, the Collateral Agent, and certain Purchasers and guarantors party thereto, to reflect the foregoing and the effects of the Transaction.

About Airspan

Airspan Networks Holdings Inc. (NYSE American: MIMO) is a U.S.-based provider of groundbreaking, disruptive software and hardware for 5G networks, and a pioneer in end-to-end Open RAN solutions that provide interoperability with other vendors. As a result of innovative technology and significant R&D investments to build and expand 5G solutions, Airspan believes it is well-positioned with 5G indoor and outdoor, Open RAN, private networks for enterprise customers and industrial use applications, Air-to-Ground, and CBRS solutions to help mobile network operators of all sizes deploy their networks of the future, today. With over one million cells shipped to 1,000 customers in more than 100 countries, Airspan has global scale. For more information, visit www.airspan.com.

Investor Relations Contact:
Brett Scheiner
561-893-8660
IR@airspan.com

Media Contact:
mediarelations@airspan.com

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